UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 7, 2015
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 1 – Registrant’s Business and Operations

ITEM 1.02 – Termination of a Material Definitive Agreement

On August 7, 2015, the Board of Directors of The Eastern Company (the "Company"), voted to terminate the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC (the “2008 Shareholders’ Rights Agreement”).  A copy of the 2008 Shareholders’ Rights Agreement was filed on a Current Report on Form 8-K dated July 23, 2008 and is incorporated herein by reference.

The decision to terminate the 2008 Shareholders’ Rights Agreement was made as a result of a review of the Company’s Corporate Governance policies.

Section 3 – Securities and Trading Markets

ITEM 3.03 – Material Modification to Rights of Security Holders

On August 7, 2015 the Board of Directors of the Company voted to terminate the 2008 Shareholders’ Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, the rights agent.

Pursuant to the 2008 Shareholders’ Rights Agreement, the Company declared a dividend distribution of one right for each share of the Company's common stock, no par value, (the "Common Stock"), payable on July 23, 2008 to shareholders of record on July 3, 2008 (the "Record Date").  The 2008 Shareholders’ Rights Agreement also authorized the issuance of one right for each share of Common Stock that becomes outstanding between the Record Date and the Distribution Date (as defined in the 2008 Shareholders’ Rights Agreement), and under certain circumstances thereafter.

Pursuant to Section 23 of the 2008 Shareholders’ Rights Agreement, the Company will redeem all of the outstanding rights at a redemption price of $0.01 per right, which will be payable on September 15, 2015, to common shareholders of record as of August 19, 2015.  Effective upon the action of the Board of Directors of the Company ordering the redemption of the rights, the right to exercise the rights terminated, and the only right thereafter of the shareholders of the Company is to receive the redemption price.

Section 7 – Regulation FD

ITEM 7.01 – Regulation FD Disclosure

On August 7, 2015, the Company issued a press release concerning the vote by the Board of Directors to terminate the 2008 Shareholders’ Rights Agreement.  A copy of the press release dated August 7, 2015 is attached hereto.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 - (d) Exhibits

(99)	Press Release dated August 7, 2015 announcing the termination of the 2008 Shareholders’ Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: August 7, 2015	/s/Leonard F. Leganza
Leonard F. Leganza Chairman, President and Chief Executive Officer